UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a -101)
Information Required in a Proxy Statement
Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FIRST EAGLE FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT PROXY INFORMATION August 18, 2009

Dear Shareholder:

You should have received a copy of First Eagle Fund of America’s proxy.   As of the date of this mailing, the Fund’s records indicate that you have not voted for this Special Meeting.  For your convenience, we are enclosing another copy of your proxy ballot. If you have already voted, please ignore this mailing. Should you have any questions regarding the proposal or would like to request another copy of the proxy statement, please call 866-796-1285 (toll-free).  In order to conduct the business of the Special Shareholder Meeting we must receive enough shares to constitute a quorum and therefore need your vote to help us achieve this requirement.

The Special Meeting of Shareholders will be held on September 18, 2009 at the offices of Arnhold and S. Bleichroeder Advisers, LLC, 1345 Avenue of the Americas, New York, NY 10105 at 8:30 a.m. Eastern time.  At the Meeting, Shareholders will be asked to approve the Fund’s subadvisory agreement between Iridian Asset Management LLC (“Iridian”) and the Fund’s investment adviser, Arnhold and S. Bleichroeder Advisers, LLC (“ASB Advisers”).  Due to a change of ownership at Iridian, the Investment Company Act of 1940 requires the Fund to hold a Special Shareholder Meeting to seek approval from First Eagle Fund of America Shareholders to continue the current subadvisory agreement as a “new agreement.”  Please note that there will be no change in investment personnel, the same portfolio managers (Messrs. Levy and Cohen) will continue to manage First Eagle Fund of America, there will be no change in advisory fees charged to First Eagle Fund of America, there will be no change in First Eagle Fund of America’s investment objective and policies, and there will be no change to ASB Advisers, which will continue to serve as First Eagle Fund of America’s investment adviser with no change in terms or service levels.

To vote your shares, the following voting options have been set up for your convenience.

1.	Vote by Phone. You may cast your vote by telephone by calling 866-796-1285. Representatives are available between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote Through the Internet. You may cast your vote using the Internet by logging on to www.proxyonline.com and enter your control number found on the enclosed proxy card.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

If your vote has not been received as the Meeting date approaches, you may be contacted by a representative of The Altman Group, Inc., the proxy firm, to remind you of the importance of voting your shares.

We thank you for your time and consideration.

First Eagle Funds